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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              OPTIO SOFTWARE, INC.,

                              MUSCATO CORPORATION,

                      SHAREHOLDERS OF MUSCATO CORPORATION,

                               MICHAEL A. MUSCATO

                                       AND

                                NICHOLAS MUSCATO






                           DATED AS OF MARCH 27, 2000

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                                                 TABLE OF CONTENTS
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                                                                                                                 PAGE

ARTICLE I PURCHASE AND SALE...................................................................................... 1

   1.1             AGREEMENT TO PURCHASE AND SELL SHARES......................................................... 1

   1.2             PURCHASE PRICE................................................................................ 1

   1.3             CLOSING....................................................................................... 2

   1.4             SHAREHOLDER DELIVERABLES...................................................................... 2


ARTICLE II REPRESENTATIONS AND WARRANTIES OF MUSCATO AND AFFILIATES.............................................. 2

   2.1             ORGANIZATION AND QUALIFICATION; SUBSIDIARIES ................................................. 2

   2.2             ARTICLES OF INCORPORATION AND BYLAWS ......................................................... 3

   2.3             CAPITALIZATION ............................................................................... 3

   2.4             MUSCATO'S AUTHORITY RELATIVE TO THIS AGREEMENT ............................................... 4

   2.5             AFFILIATES' AUTHORITY RELATIVE TO THIS AGREEMENT ............................................. 4

   2.6             NO CONFLICT; REQUIRED FILINGS AND CONSENTS ................................................... 4

   2.7             COMPLIANCE; PERMITS .......................................................................... 5

   2.8             FINANCIAL STATEMENTS ......................................................................... 5

   2.9             NO UNDISCLOSED LIABILITIES ................................................................... 6

   2.10            ABSENCE OF CERTAIN CHANGES OR EVENTS ......................................................... 6

   2.11            ABSENCE OF LITIGATION ........................................................................10

   2.12            EMPLOYEE BENEFIT PLANS .......................................................................10

   2.13            LABOR MATTERS ................................................................................13

   2.14            RESTRICTIONS ON BUSINESS ACTIVITIES ..........................................................13

   2.15            TITLE TO PROPERTY ............................................................................13

   2.16            REAL PROPERTY LEASES .........................................................................14

   2.17            TAXES ........................................................................................15

   2.18            ENVIRONMENTAL MATTERS ........................................................................17

   2.19            BROKERS ......................................................................................18

   2.20            INTELLECTUAL PROPERTY ........................................................................18

   2.21            AGREEMENTS, CONTRACTS AND COMMITMENTS ........................................................22

   2.22            INSURANCE ....................................................................................24

   2.23            CERTAIN BUSINESS RELATIONSHIPS WITH MUSCATO ..................................................25

   2.24            CUSTOMERS AND SUPPLIERS ......................................................................25

   2.25            CERTAIN PAYMENTS .............................................................................25

   2.26            EMPLOYEES AND CONSULTANTS ....................................................................25

   2.27            NOTES AND ACCOUNTS RECEIVABLE ................................................................26

   2.28            PRODUCT WARRANTY .............................................................................26

   2.29            COMPLETE COPIES OF MATERIALS .................................................................26

   2.30            HART-SCOTT-RODINO REPRESENTATIONS ............................................................26

   2.31            BANK ACCOUNTS ................................................................................26

   2.32            AMOUNTS OWING ................................................................................27

   2.33            POWERS OF ATTORNEY ...........................................................................27

   2.34            REPRESENTATIONS COMPLETE .....................................................................27
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                                       ii
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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF OPTIO.................................................................27

  3.1             ORGANIZATION AND QUALIFICATION; SUBSIDIARIES .....................................................27

  3.2             ARTICLES OF INCORPORATION AND BYLAWS .............................................................27

  3.3             AUTHORITY RELATIVE TO THIS AGREEMENT .............................................................27

  3.4             NO CONFLICT; REQUIRED FILINGS AND CONSENTS .......................................................28

  3.5             FINANCIAL STATEMENTS .............................................................................28

  3.6             BROKERS ..........................................................................................29

  3.7             BOARD APPROVAL ...................................................................................29

  3.8             ABSENCE OF LITIGATION ............................................................................29


ARTICLE IV ADDITIONAL AGREEMENTS....................................................................................29

  4.1             PURCHASE PRICE ADJUSTMENTS .......................................................................29

  4.2             CONFIDENTIALITY; ACCESS TO INFORMATION ...........................................................30

  4.3             PUBLIC DISCLOSURE ................................................................................30

  4.4             REASONABLE EFFORTS; NOTIFICATION .................................................................30

  4.5             POST CLOSING COVENANTS ...........................................................................31

  4.6             LITIGATION SUPPORT ...............................................................................31

  4.7             TERMINATION OF 401(k) PLAN .......................................................................31

  4.8             TERMINATION OF SEVERANCE PLAN ....................................................................31


ARTICLE V CONDITIONS TO THE TRANSACTION.............................................................................32

  5.1             CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE TRANSACTION ................................32

  5.2             ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE AFFILIATES ...........................................32

  5.3             ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF OPTIO ................................................33


ARTICLE VI SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SETOFF.......................................................35

  6.1             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS ............................................35

  6.2             MUSCATO INDEMNIFICATION ..........................................................................35

  6.3             OPTIO INDEMNIFICATION ............................................................................38


ARTICLE VII FEES, AMENDMENT AND WAIVER..............................................................................40

  7.1             FEES AND EXPENSES ................................................................................40

  7.2             AMENDMENT ........................................................................................40

  7.3             EXTENSION; WAIVER ................................................................................40


ARTICLE VIII GENERAL PROVISIONS.....................................................................................40

  8.1             NOTICES ..........................................................................................40

  8.2             INTERPRETATION; DEFINITIONS ......................................................................42

  8.3             COUNTERPARTS .....................................................................................43

  8.4             ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES ......................................................43

  8.5             SEVERABILITY .....................................................................................44

  8.6             OTHER REMEDIES; SPECIFIC PERFORMANCE .............................................................44

  8.7             GOVERNING LAW; BINDING ARBITRATION ...............................................................44

  8.8             RULES OF CONSTRUCTION ............................................................................44

  8.9             ASSIGNMENT .......................................................................................45
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                                       iii

                                INDEX OF EXHIBITS

         Exhibit A         Promissory Note

         Exhibit B         Form of Optio Legal Opinion

         Exhibit C         Form of Related Company Release

         Exhibit D         Form of Noncompetition Agreement

         Exhibit E         Form of Muscato Legal Opinion

         Exhibit F         Employment Agreements

         Exhibit G         Form of Affiliate Release

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is made and entered into as of March 27, 2000, among Optio Software, Inc., a Georgia corporation ("OPTIO"), Muscato Corporation, a Florida corporation ("MUSCATO"), the MA Muscato Family Limited Partnership I, of which the Michael A. Muscato Family Trust, with M. Muscato (as defined below) as trustee, and the Carol D. Muscato Family Trust, with Carol Muscato as trustee, are the general partners (the "MA LP"), the Muscato Family Limited Partnership I, of which the Nicholas J. Muscato Family Trust, with N. Muscato (as defined below) as trustee, and the Christine A. Muscato Family Trust, with Christine Muscato as trustee, are the general partners (the "MUSCATO LP"), and Brian Newton ("NEWTON") (each of MA LP, Muscato LP and Newton are separately referred to herein as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS"), Michael A. Muscato ("M. MUSCATO"), and Nicholas Muscato ("N. MUSCATO") (each of M. Muscato and N. Muscato are separately referred to herein as a "PRINCIPAL" and collectively as the "PRINCIPALS") (the Shareholders and the Principals shall collectively be referred to herein as "AFFILIATES"). Optio, Muscato, each Shareholder and each Principal are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES".

                                    RECITALS

         A. Prior to this Agreement, but not in connection with the transactions contemplated herein, M. Muscato and N. Muscato, as former shareholders of Muscato, transferred all of their ownership interests in Muscato to certain family limited partnerships of which they are the general partners and over which they maintain control.

         B. The Shareholders own all of the issued and outstanding shares of capital stock (the "SHARES") of Muscato.

         C. The Shareholders desire to sell, and Optio desires to purchase, all of the Shares owned by the Shareholders.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

         1.1 AGREEMENT TO PURCHASE AND SELL SHARES. Subject to the terms and conditions of this Agreement, the Shareholders agree to sell, transfer and assign to Optio, and Optio agrees to purchase, on the Closing Date (as defined in Section 1.3 below), all of the Shares of Muscato, free and clear of all security interests, pledges, liens, encumbrances, charges, or restrictions on the ownership, use, voting, transfer, receipt of dividends or other attributes of ownership (the "TRANSACTION").

         1.2 PURCHASE PRICE.

                  (a) The aggregate purchase price (the "PURCHASE PRICE") shall be Twenty-Eight Million and No/100 Dollars ($28,000,000.00), subject to the adjustments made, if any, pursuant to Section 4.1 of this Agreement. The Purchase Price shall be allocated among the Shareholders in the manner set forth on Schedule 1.2(a) attached hereto.

                  (b) Subject to Section 4.1 hereof, at the Closing, $20,000,000 shall be paid to the Shareholders in cash (the "CASH PAYMENT") in accordance with the allocations set forth on Schedule 1.2(a), and $8,000,000 (the "DEFERRED PAYMENT") shall be subject to three (3) promissory notes substantially in the form of EXHIBIT A attached hereto (the "PROMISSORY NOTE").

         1.3 CLOSING. Subject to the terms and conditions hereof, the closing ("CLOSING") shall take place at the offices of Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia on March 27, 2000 (the "CLOSING DATE").

         1.4 SHAREHOLDER DELIVERABLES. At the Closing the Shareholders shall deliver to Optio the certificates representing the Shares, duly endorsed in blank by the Shareholders or accompanied by signed stock powers duly executed in blank by the Shareholders. The Shareholders agree to cure promptly any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Shares or with respect to the stock powers accompanying the Shares.

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF MUSCATO AND AFFILIATES

         As of the date hereof and as of the Closing Date, each of Muscato and each Affiliate, jointly and severally, hereby represents, warrants and covenants to Optio subject to such exceptions as are specifically disclosed in writing in the Schedules attached hereto (the "MUSCATO SCHEDULES") as follows (nothing in any schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail such that the facts, information or events disclosed can be readily verified or ascertained from the books records, and files of Muscato or the Affiliates. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself)):

         2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Muscato is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Muscato is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such approvals would not, individually or in the aggregate, be material to Muscato. Muscato is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to Muscato.

                  (b) Muscato has no subsidiaries. Muscato has not agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Muscato does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS. Muscato has previously furnished to Optio a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "MUSCATO CHARTER DOCUMENTS"). Such Muscato Charter Documents are in full force and effect. Muscato is not in violation of any of the provisions of the Muscato Charter Documents.


         2.3 CAPITALIZATION.

                  (a) The authorized capital stock of Muscato consists of seven thousand five hundred (7,500) shares of Muscato Common Stock, $1.00 par value per share. As of the Closing Date, four hundred (400) shares of Muscato Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and no shares of Muscato Common Stock were held in treasury by Muscato. All shares of Muscato Common Stock are owned of record and beneficially by the Shareholders free and clear of all Liens (as defined below) and in the amounts set forth on Schedule 2.3(a). All outstanding shares of Muscato Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and
(ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

                  (b) Except for Muscato securities owned by the Shareholders free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements or interferences (collectively, "LIENS"), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of Muscato, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(a) there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Muscato is a party or by which it is bound obligating Muscato to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Muscato or obligating Muscato to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Muscato is a party or by which they are bound with respect to any equity security of any class of Muscato.

         2.4 MUSCATO'S AUTHORITY RELATIVE TO THIS AGREEMENT. Muscato has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Muscato and the consummation by Muscato of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Muscato and no other proceedings on the part of Muscato is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Muscato and, assuming the due authorization, execution and delivery by Optio constitutes legal and binding obligations of Muscato, enforceable against Muscato in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         2.5 AFFILIATES' AUTHORITY RELATIVE TO THIS AGREEMENT. The Affiliates have all necessary power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement by the Affiliates and the consummation by the Affiliates of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Affiliates and no other proceedings on the part of the Affiliates are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Affiliates and, assuming the due authorization, execution and delivery by Optio constitutes the legal and binding obligation of the Affiliates, enforceable against the Affiliates in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         2.6 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.


                  (a) Except as set forth on Schedule 2.6, the execution and delivery of this Agreement by Muscato and the Affiliates does not, and the performance of this Agreement by

Muscato and the Affiliates shall not, (i) conflict with or violate Muscato Charter Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Muscato or the Affiliates or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Muscato's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Muscato pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Muscato is a party or by which Muscato or its or any of their respective properties are bound or affected.

                  (b) The execution and delivery of this Agreement by Muscato and the Affiliates does not, and the performance of this Agreement by Muscato and the Affiliates shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not be material to Muscato or Optio or have a Material Adverse Effect on the parties hereto, prevent the consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         2.7 COMPLIANCE; PERMITS.

                  (a) Muscato is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Muscato or by which its properties are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Muscato is a party or by which Muscato or its properties are bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Muscato to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Muscato or the Affiliates, threatened against Muscato, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Muscato, any acquisition of material property by Muscato or the conduct of business by Muscato.

                  (b) Except as set forth on Schedule 2.7, Muscato holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Muscato (collectively, the "MUSCATO PERMITS"), which Muscato Permits shall vest in or be held by Muscato after the Closing with no action, approval or filing by Muscato. Muscato is in compliance in all material respects with the terms of Muscato Permits.

         2.8 FINANCIAL STATEMENTS.

                  (a) Muscato has provided to Optio its (i) reviewed balance sheets as of March 31, 1997 and 1998, (ii) audited balance sheet as of March 31, 1999, (iii) reviewed statements of operations, statements of shareholders' equity and statements of cash flows for the twelve month periods ended March 31, 1997 and 1998, and (iv) audited statements of operations, statements of shareholders' equity and statements of cash flows for the twelve month period ended March 31, 1999 (collectively, the "YEARLY FINANCIAL STATEMENTS"). Muscato has also provided to Optio its unaudited balance sheet as of February 29, 2000 (the "MOST RECENT BALANCE SHEET") and its unaudited statement of operations for the approximately 51 week period ended March 24, 2000 (the "MOST RECENT INCOME STATEMENT", together with the Most Recent Balance Sheet and the Yearly Financial Statements, collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited statements, they do not contain footnotes and Muscato has accrued all expenses through March 24, 2000 as discussed with Optio and Muscato adjusted its accounts receivable to reflect a reserve of $310,000 for doubtful accounts) and each fairly presents the consolidated financial position of Muscato at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be, individually or in the aggregate, material in amount.

                  (b) From March 31, 1999 to the Closing Date, the Affiliates have not withdrawn and will not withdraw, in excess of $2,500,000 in the aggregate, as dividends, shareholders distributions or as compensation. There are no reserved and unpaid dividends or other distributions, not any obligations of Muscato to pay any dividends or distributions to the Affiliates. For Muscato's fiscal year ended March 31, 1999, total dividends and compensation paid to the Affiliates was approximately $1,500,000, in the aggregate.

         2.9 NO UNDISCLOSED LIABILITIES. Muscato has no liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Muscato, except (i) liabilities provided for in Muscato's balance sheet as of December 31, 1999 or (ii) liabilities incurred since December 31, 1999 in the Ordinary Course of Business, none of which is individually or in the aggregate are material to the business, results of operations, financial condition or prospects of Muscato.

         2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999:


                  (a) there has not been any Material Adverse Effect (as defined below) on Muscato;

                  (b) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Muscato's capital stock, or any purchase, redemption or other acquisition by Muscato of any of Muscato's capital stock or any other securities of Muscato or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements;

                  (c) Muscato has not issued, delivered, sold, authorized, pledged or otherwise encumbered or proposed any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

                  (d) there has not been any split, combination or reclassification of any of Muscato's capital stock;

                  (e) there has not been any granting by Muscato of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the Ordinary Course of Business (as defined below) consistent with past practice, or any payment by Muscato of any bonus, except for bonuses made to non-officer employees in the Ordinary Course of Business consistent with past practice, or any granting by Muscato of any increase in severance or termination pay or any entry by Muscato into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Muscato of the nature contemplated hereby;

                  (f) Muscato has not entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.20);

                  (g) there has not been any material change by Muscato in its accounting methods, principles or practices, except as required by concurrent changes in GAAP;

                  (h) there has not been any revaluation by Muscato of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Muscato other than in the Ordinary Course of Business;

                  (i) Muscato has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, outside the Ordinary Course of Business;

                  (j) Muscato has not acquired or agreed to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances;

                  (k) Muscato has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively a "MUSCATO AGREEMENT") or extended or modified the terms of any Muscato Agreement which (i) involves the payment of greater than $10,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any affiliate of Muscato other than in the Ordinary

Course of Business, (iii) involves the sale of any material assets, or (iv) involves any license of any Muscato Intellectual Property;

                  (l) no party (including Muscato) has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license to which Muscato is a party or by which it is bound and Muscato has not modified, canceled or waived or settled any debts or claims held by it, outside the Ordinary Course of Business, or waived or settled any rights or claims of a substantial value, whether or not in the Ordinary Course of Business;

                  (m) none of the assets of Muscato, tangible or intangible, has become subject to any Lien (other than assets acquired in the Ordinary Course of Business which became subject to a bank lien under an after-acquired property clause);

                  (n) Muscato has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $50,000 in the aggregate of all such capital expenditures;

                  (o) Muscato has not made any capital investment in, or any loan to, any other person;

                  (p) Muscato has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness (other than advances under a pre-existing line of credit);

                  (q) Other than in the Ordinary Course of Business to Customers pursuant to valid License Agreements discussed in the Schedules hereto, Muscato has not granted any license or sublicense of any rights under or with respect to any Muscato Intellectual Property (as defined below);

                  (r) there has been no change made or authorized in the Articles of Incorporation or bylaws of Muscato;

                  (s) there has not been (i) any change in Muscato's authorized or issued capital stock, (ii) any grant of any stock option or right to purchase shares of capital stock of Muscato, (iii) the issuance of any security convertible into such capital stock, (iv) the grant of any registration rights,
(v) any purchase, redemption, retirement, or other acquisition by Muscato of any shares of any such capital stock or (vi) any declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (t) Muscato has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses;

                  (u) Muscato has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of communications, customer access, supplies or utility services;

                  (v) Muscato has not made any loan to, or entered into any other transaction with, or paid any bonuses in excess of an aggregate of $10,000 to, any of its affiliates, directors, officers, or employees or their Affiliates, and, in any event, any such transaction was on fair and reasonable terms no less favorable to Muscato than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or employee or Affiliate thereof;

                  (w) Muscato has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (x) Muscato has not granted any increase in the compensation or fringe benefits of any of its directors or officers, or, except in the Ordinary Course of Business, any of its employees;

                  (y) Muscato has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Plan (as defined below));

                  (z) Muscato has not made any other change in employment terms for any of its directors or officers, and Muscato has not made any other change in employment terms for any other employees outside the Ordinary Course of Business;

                  (aa) Muscato has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or partners;

                  (bb) Muscato has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of it major suppliers;

                  (cc) neither Muscato nor the Affiliates have received notice and have no knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

                  (dd) Muscato has not changed any of the accounting principles followed by it or the method of applying such principles;

                  (ee) Muscato has not made a change in any of its banking or safe deposit arrangements;

                  (ff) Muscato has not entered into any transaction other than in the Ordinary Course of Business, except as otherwise disclosed in the Schedules to this Section 2.10; or

                  (gg) Muscato has not become obligated to do any of the foregoing.

         2.11 ABSENCE OF LITIGATION.

                  (a) Except as set forth on Schedule 2.11(a), there are (and since Muscato's inception there have been) no claims, actions, suits or proceedings pending or, to the knowledge of Muscato and the Affiliates, threatened (or, to the knowledge of Muscato and the Affiliates, any governmental or regulatory investigation pending or threatened) against Muscato or any properties or rights of Muscato, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. None of Muscato or any of its properties or rights are subject to any outstanding injunction, order, decree, ruling or charge.

                  (b) There are no claims, actions, suits or proceedings pending or, to the knowledge of the Affiliates, threatened (or, to the knowledge of the Affiliates, any governmental or regulatory investigation pending or threatened) against the Affiliates or any properties or rights of the Affiliates, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. None of the Affiliates or any of their properties or rights are subject to any outstanding injunction, order, decree, ruling or charge.

         2.12 EMPLOYEE BENEFIT PLANS.

                  (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering (at any time within the last seven years) any current or former employee, director or consultant of Muscato, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Muscato within the meaning of Section 414 of the Code (for purposes of Section 2.12 and Section
2.13 , an "ERISA AFFILIATE"), and any current or former employee, director or consultant of Hillcrest Solutions, Inc. ("HILLCREST") who performed services for Muscato or any ERISA Affiliate of Muscato, or any spouse, child or other dependent of such current or former employee, director or consultant, or with respect to which Muscato has or may in the future have liability, are listed on
Schedule 2.12(a) (the "PLANS"). Muscato has provided to Optio: (i) correct and complete copies of all documents embodying each existing Plan of Muscato including (without limitation) all amendments thereto, all related trust documents, and all written agreements and contracts relating to each such Plan;
(ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all communications to employees or former employees, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan or pertaining to bonding of fiduciaries in accordance with Section 412 of ERISA; (xiii) all insurance contracts, administrative services agreements or contracts relating to any Plan, and (xiv) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

                  (b) Each Plan has been operated, maintained and administered in all respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Muscato or the Affiliates is threatened, against or with respect to any such Plan. There are no audits, inquiries, investigations or other proceedings pending or, to the knowledge of Muscato or the Affiliates, threatened by the Internal Revenue Service (the "IRS"), the Department of Labor (the "DOL"), or any other governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the Closing Date to the Plans have been timely made or accrued or will be timely made or accrued. Each Plan shall be fully funded as of the Closing Date in an amount sufficient to pay all liabilities (whether or not vested) accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on the books and records of Muscato as of the Closing Date for all such liabilities, or paid-up insurance shall be effective to fund all such liabilities. Any Plan intended to be qualified under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Muscato does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Optio in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Optio, Muscato or any of its ERISA Affiliates, and Hillcrest (other than ordinary administration expenses), and each Plan contains provisions which allow additional and/or future benefits under the Plan to be discontinued at any time and for any reason, and which allow the Plan to be terminated by Muscato at any time and for any reason, and if such Plan were terminated on or prior to the Closing Date, no additional liability would be incurred by Muscato by such action.

                  (c) Neither Muscato, nor any of its ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to, or has or could have any liability because of (i) any plan subject to Title IV of ERISA, (ii) any plan subject to Section 412 of the Code,
(iii) any "multiemployer plan," as such term is defined in Sections 3(37) or 4001(a)(3) of ERISA, (iv) any "defined benefit plan" as defined in Section 3(35) of ERISA, or

(v) any plan described in Section 413(c) of the Code in existence on or prior to the Closing Date. Neither Muscato or any of its ERISA Affiliates, nor any officer or director of Muscato or its ERISA Affiliates is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of Muscato or its ERISA Affiliates, threatened by the IRS or DOL with respect to any Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan. No person who would be a fiduciary of any Plan has, on or prior to the Closing Date, breached any responsibility or obligation imposed by law which would subject Muscato or any ERISA Affiliate, or any person whom Muscato or any ERISA Affiliate has an obligation to indemnify, to any liability. All communications with respect to each Plan by Muscato or any ERISA Affiliate or Hillcrest on or prior to the Closing Date have reflected accurately the documents and operations of such Plan, and there are no communications or failures to communicate with respect to any Plan which could subject Muscato or any ERISA Affiliate to any liability.

                  (d) Neither Muscato, nor any of its ERISA Affiliates, nor Hillcrest, nor any of their agents, employees servants, independent contractors, attorneys, representatives, actuaries, accountants, officers, or directors, has, prior to the Closing Date, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, the requirements of Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. Section 1981, all as amended, the requirements of the Age Discrimination in Employment Act of 1967, the Age Discrimination Claims Assistance Act of 1988, and the Older Workers' Benefit Protection Act, all as amended, the requirements of the Americans with Disabilit Act, as amended, the requirements of the Employee Retirement Income Security Act of 1974, as amended, or any similar provisions of state law applicable to employees of Muscato or any of its subsidiaries which could result in liability for Muscato or any of its subsidiaries. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Muscato nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                  (e) Neither Muscato nor Hillcrest is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Muscato or Hillcrest is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Muscato or the Affiliates, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Muscato or the Affiliates, threatened labor dispute involving Muscato or Hillcrest and any group of its employees nor has Muscato experienced any labor interruptions over the past three (3) years, and Muscato and Hillcrest consider their relationships with their employees to be good.

                  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of Muscato under any Plan or otherwise, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. No payment or benefit which will or may be made by Muscato or its ERISA Affiliates with respect to any current or former employee, consultant or director will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (g) Muscato and Hillcrest: (i) are in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, immigration, and wages and hours, in each case, with respect to current and former employees, consultants and directors; (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to current and former employees, consultants and directors; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for current and former employees, consultants and directors (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Muscato or Hillcrest under any worker's compensation policy or long-term disability policy.

     2.13 LABOR MATTERS. (i) There are no controversies pending or, to the knowledge of Muscato or the Affiliates, threatened, between Muscato or Hillcrest and any of their respective employees; (ii) neither Muscato nor Hillcrest is (or has ever been) a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Muscato or Hillcrest nor does Muscato and the Affiliates know of any activities or proceedings of any labor union to organize any such employees; and (iii) none of Muscato or its ERISA Affiliates or Hillcrest have knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Muscato.

     2.14 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon Muscato or to which Muscato is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Muscato, any acquisition of property by Muscato or the conduct of business by Muscato as currently conducted.

     2.15 TITLE TO PROPERTY. Schedule 2.15 contains a true and correct list and a description of all assets of Muscato, including, but not limited to, vehicles, equipment, furniture, and fixtures and all other items of personal property of Muscato indicating, with respect to each, those which are owned by Muscato and those which are leased by Muscato. Muscato has (a) with respect to those assets listed on Schedule 2.15 as "owned," good and merchantable title to all such assets, including, but not limited to, furniture, fixtures, equipment, vehicles, and other items of personal property, free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind and of any nature, except as disclosed on
Schedule 2.15, and (b) with respect to assets listed on Schedule 2.15, as "leased," a valid, and enforceable leasehold interest. All of Muscato's assets are in good operating condition (normal wear and tear excepted), are reasonably fit for the purposes for which such properties are presently used, are adequate and usable for the continued operation of Muscato as the same is presently conducted, and none of such properties are in need of maintenance or repairs except for ordinary, routine maintenance and repairs, the cost of which will not vary materially from historic patterns.

         2.16 REAL PROPERTY LEASES.

                  (a) Muscato does not hold any interest in real property (including, but not limited to, any interest as a fee owner or any interest as lessor, lessee, sublessor, sublessee, assignor, assignee or guarantor or other surety) except for the leasehold interests described on Schedule 2.16, and such Schedule specifies in the case of each lease the name of the lessor, sublessor, lessee or sublessee thereunder, the lease term and the basic annual rental and other items paid or payable with respect thereto.

                  (b) Muscato has valid, binding and enforceable leases and subleases with respect to all real property, as leased or subleased by it free and clear of all liens, claims and encumbrances of any kind, except that the enforceability of the leases and subleases may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance). To the knowledge of Muscato or the Affiliates, there is no development affecting any such properties pending or that might curtail in any material respect the present or future use of such property for the purpose for which it is used. Neither Muscato nor, to the knowledge of Muscato or the Affiliates, any other party to any such lease has breached any material provision of, or is in default in any material respect under, the terms of such lease, nor to the knowledge of Muscato and the Affiliates does there exist any event which with notice or the lapse of time or both would constitute a material breach or cause a default in any material respect under the terms of any such lease. The transactions contemplated by this Agreement do not require the consent of any lessor under, and will not result in the termination of any such lease.

                  (c) The copies of the leases heretofore provided by Muscato to Optio are true, correct and complete copies of such leases. The leases have not been modified or amended since the commencement of the terms specified in the respective leases, except as disclosed in the copies made available to Optio, and each lease continues to be valid, binding and enforceable in accordance with its terms, except that the enforceability of the leases may be limited by (iii) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (iv) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

         2.17 TAXES.

                  (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to (i) any and all federal, territorial, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) (i) Muscato has timely filed all federal, territorial, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by Muscato with any Tax authority. All such Returns are correct and complete in all respects. Muscato has paid all Taxes shown to be due on such Returns. Muscato is not currently the beneficiary of any extensions of time within which to file any Returns.

                  (ii) Muscato, as of the Closing Date, will have withheld and paid to the proper authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) Muscato has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Muscato, nor has Muscato executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) There is no dispute, claim, or proposed adjustment concerning any Tax liability of Muscato either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority. Muscato is not a party to nor has it been notified that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority; and the is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against Muscato which has not been satisfied, nor does Muscato have any reason to believe that any such notice will be received in the future. The Internal Revenue Service has never audited any federal income tax return of Muscato. Muscato has not filed any requests for rulings with the Internal Revenue Service. No power of attorney has been granted by

Muscato or Affiliates with respect to any matter relating to Taxes of Muscato. There are no tax liens of any kind upon any property or assets of Muscato, except for inchoate liens for taxes not yet due and payable.

                  (v) Muscato has no any liability for any unpaid Taxes which has not been accrued for or reserved on Muscato the Most Recent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

                  (vi) There is no contract, agreement, plan or arrangement to which Muscato is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Muscato that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Muscato is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (vii) Muscato has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Muscato.

                  (viii) Muscato is not party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                  (ix) None of Muscato's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                  (x) Muscato has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Muscato (A) has not been a member of any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of territorial, state, local, or foreign law (an "AFFILIATED GROUP") filing a consolidated income Tax Return (other than a group the common parent which was Muscato) and (B) has no liability for the taxes of any Person (other than Muscato) under Treas. Reg.
Section 1.1502-6 (or any similar provision of territorial, state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Muscato has not requested or received a ruling from any taxing authority or signed a closing agreement with any taxing authority. No claim has ever been made by a taxing authority in a jurisdiction where Muscato does not file Tax returns that Muscato is or may be subject to taxation by such jurisdiction. Muscato has not been a "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three-year period ending as of the date of this Agreement. Muscato has not received a Tax opinion with respect to any transaction relating to Muscato other than a transaction in the ordinary course of business. Muscato is not the direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction or Tax opinion relating to Muscato. Muscato is not a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the

Code. Muscato is not a party to a lease arrangement involving a defeasance of rent, interest, or principal.

         2.18 ENVIRONMENTAL MATTERS. Muscato (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Muscato; (ii) is in compliance (and has complied) in all material respects with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) has no knowledge of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to Muscato or any person or entity whose liability for any Environmental Claim Muscato has retained or assumed either contractually or by operation of law; (iv) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by Muscato, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any liability or result in any corrective or remedial action obligation; and (v) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by Muscato (or any of its agents) thereunder. No Hazardous Materials are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Muscato, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Muscato, so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws. For the purposes of this Section 2.18, "ENVIRONMENTAL CLAIM" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or
(ii) any violation, or alleged violation, of any Environmental Laws. "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

         2.19 BROKERS. Except with regard to Genevea Corporate Finance, and all fees and other amounts owed thereto, Muscato has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


         2.20 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:


                  "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights therein or arising therefrom: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary processes or formulae, franchises, licenses, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all rights to all mask works and reticles, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, domain names, URLs, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, algorithms, display screens, layouts, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

                  "MUSCATO INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or licensed to Muscato or any of its affiliates. Without in any way limiting the generality of the foregoing, Muscato Intellectual Property includes all Intellectual Property owned or licensed by Muscato or its affiliates related to Muscato's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

                  "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Muscato Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  "MUSCATO REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Muscato or its affiliates.

                  (a) Schedule 2.20(a) is a complete and accurate list of all Muscato Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Muscato Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of Muscato Registered Intellectual Property.

                  (b) Schedule 2.20(b) is a complete and accurate list (by name and version number) of all software products or service offerings of Muscato ("MUSCATO PRODUCTS") that have been distributed or provided in the ten (10)-year period preceding the date hereof or which Muscato intends to distribute or provide in the future, including any products or service offerings under development.

                  (c) No Muscato Intellectual Property or Muscato Products is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Muscato, or which may affect the validity, use or enforceability of such Muscato Intellectual Property or Muscato Products.

                  (d) Each material item of Muscato Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Muscato Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Muscato Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material items of Muscato Registered Intellectual Property. There are no actions that must be taken by Muscato within one hundred and twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any material items of Muscato Registered Intellectual Property. In each case in which Muscato has acquired any Intellectual Property rights from any person, Muscato has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Muscato and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Muscato has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (e) Muscato Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of Muscato as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of Muscato Products. Muscato owns and has good and exclusive title to or has a valid license to use, each material item of Muscato Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing:
(i) Muscato is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Muscato, including the sale, distribution or provision of any Muscato Products by Muscato; (ii) Muscato owns exclusively, and has good title to, all copyrighted works that are Muscato Products or which Muscato otherwise purports to own; and (iii) to the knowledge of the Affiliates or Muscato to the extent that any Patents would be infringed by any Muscato Products, Muscato is the exclusive owner of such Patents.

                  (f) To the extent that any technology, software or material Intellectual Property has been developed or created independently or jointly by a third party for Muscato or is incorporated into any of Muscato Products, Muscato has a written agreement with such third party with respect thereto and Muscato thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible.

                  (g) Muscato has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Muscato Intellectual Property, to any third party, or permitted Muscato's rights in such material Muscato Intellectual Property to lapse or enter the public domain.

                  (h) Schedule 2.20(h) lists all contracts, licenses and agreements to which Muscato is a party: (i) with respect to Muscato Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Muscato.

                  (i) All contracts, licenses and agreements relating to either
(i) Muscato Intellectual Property or (ii) Intellectual Property of a third party licensed to Muscato are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements or cause the forfeiture, modification or termination or give right of forfeiture, modification or termination of any Muscato Intellectual Property or in any way impair the right of Muscato to use, sell, license or dispose of or to bring any action for the infringement of any Muscato Intellectual Property or portion thereof. Muscato is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Muscato or the Affiliates, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, Optio will be permitted to exercise all of Muscato's rights under such contracts, licenses and agreements to the same extent Muscato would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Muscato would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Optio by operation of law or otherwise of any contracts or agreements to which Muscato is a party, will result in (i) Optio's granting to any third party any right to or with respect to any

Intellectual Property right owned by, or licensed to, it, (ii) Optio's being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business, or (iii) Optio's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Optio prior to the Closing.

                  (j) The operation of the business of Muscato as such business currently is conducted or is reasonably contemplated to be conducted, including
(i) Muscato's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Muscato (including Muscato Products) and (ii) Muscato's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party, constitute unfair competition or trade practices under the laws of any jurisdiction or violate any license or agreement between Muscato and any person.

                  (k) Muscato has not received notice from any third party that the operation of the business of Muscato or any act, product or service of Muscato, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                  (l) Neither the development, manufacture, marketing, license, sale nor use of any product, technology or service currently licensed, sold or used by Muscato or currently under development violates or will violate any license or agreement with any third party or infringes or will infringe any Intellectual Property of any other person which would have a Material Adverse Effect; there is no pending or, to Muscato's or the Affiliates' knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Muscato Intellectual Property nor, to Muscato's or the Affiliates' knowledge, is there any basis for any such claim, nor has Muscato received any notice asserting that any Muscato Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other person, nor is there any basis for any such assertion.

                  (m) To the knowledge of Muscato or the Affiliates, no person has or is infringing or misappropriating any Muscato Intellectual Property.

                  (n) Muscato has taken reasonable steps to protect Muscato's rights in its confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Muscato, and, without limiting the foregoing, Muscato has and enforces a policy requiring each employee and contractor (including employees of Hillcrest) to execute a proprietary information/confidentiality agreement substantially in the form provided to Optio and all current and former employees and contractors of Muscato (including employees of Hillcrest) have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Muscato.

                  (o) Schedule 2.20(o) lists all information concerning users of Muscato Products (and all information about their use of Muscato Products) that is captured or collected by Muscato Products or otherwise collected by Muscato (the "CAPTURED USER DATA"). The Captured User Data does not include unique identifier information. Muscato has not disclosed

Captured User Data which includes unique identifier information to any third parties without the prior consent of the users to which such information pertains.

                  (p) All of Muscato Products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"), (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will be interoperable with other products used and distributed by Optio that may reasonably deliver records to Muscato's products or receive records from Muscato's products, or interact with Muscato's products. All of Muscato's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of Muscato's business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Muscato in the conduct of its business, or purchased by Muscato from third-party suppliers.

         2.21 AGREEMENTS, CONTRACTS AND COMMITMENTS. Muscato is not a party to or is bound by:

                  (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Muscato's Board of Directors, other than those that are terminable by Muscato on no more than thirty (30) days' notice without liability or financial obligation to Muscato;

                  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the Ordinary Course of Business;

                  (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Muscato to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

                  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Muscato after the date of this Agreement of a material amount of assets not in the Ordinary Course of Business or pursuant to which Muscato has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

                  (f) any dealer, distributor, joint marketing or development agreement currently in force under which Muscato has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Muscato has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Muscato and which may not be canceled without penalty upon notice of ninety (90) days or less;

                  (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Muscato;

                  (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Muscato product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Muscato products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Optio;

                  (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or granting any Lien on any assets or properties of Muscato;

                  (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement;

                  (k) any other agreement, contract or commitment that has a value of $50,000 or more individually;

                  (l) any agreement (or group of related agreements) for the lease of personal property to or from any person that involves aggregate annual payments of more than $20,000;

                  (m) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Muscato;

                  (n) any agreement (or group of related agreements) for the purchase or sale of commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

                  (o) any agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors that involves aggregate annual payments of more than $20,000;

                  (p) any agreement concerning a partnership or joint venture;

                  (q) any agreement with any Muscato stockholder or any of such Muscato stockholder's Affiliates (other than Muscato) or with any Affiliate of Muscato;

                  (r) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

                  (s) any collective bargaining agreement;

                  (t) any executory agreement under which Muscato has advanced or loaned any amount to any of its directors, officers, and employees;

                  (u) any advertising services, e-commerce or other agreement involving the promotion of products and services of third parties by Muscato;

                  (v) any executory agreement pursuant to which Muscato is obligated to provide maintenance, support or training for its services or products;

                  (w) any agreement, contract or commitment currently in force relating to Muscato's leasing of any personal property;

                  (x) any revenue or profit participation agreement which involves aggregate annual payments of more than $20,000; and

                  (y) any license, agreement or other permission which Muscato or any Affiliate of Muscato has granted to any third party with respect to any of the Intellectual Property used in Muscato's business.

                  Neither Muscato, and to Muscato's or the Affiliates' knowledge, nor any other party to a Muscato Contract (as defined below), is in breach, violation or default under, and Muscato has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Muscato is a party or by which it is bound that are required to be disclosed in Muscato Schedule (any such agreement, contract or commitment, a "MUSCATO CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Muscato Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

         2.22 INSURANCE. Muscato maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Muscato (collectively, the "INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Muscato. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect (and there has been no notice of cancellation or nonrenewal of the policy received); (B) neither Muscato nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. There is no material claim by Muscato pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         2.23 CERTAIN BUSINESS RELATIONSHIPS WITH MUSCATO. To Muscato's or the Affiliates' knowledge, neither Muscato's Shareholders nor any director or officer of Muscato, nor any member of their immediate families, nor any Affiliate of any of the foregoing, owns, directly or indirectly, has an ownership interest in or is employed by (a) any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with Muscato, or (b) any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by Muscato.

        2.24 CUSTOMERS AND SUPPLIERS. As of the date hereof, no customer which individually accounted for more than 5% of Muscato's gross revenues during the 12 month period preceding the date hereof and no supplier of Muscato has canceled or otherwise terminated, or made any written threat to Muscato to cancel or otherwise terminate its relationship with Muscato or has at any time on or after March 31, 1999, decreased materially its services or supplies to Muscato in the case of any such supplier, or its usage of these services or products of Muscato in the case of such customer, and to Muscato's or the Affiliates' knowledge, no supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Muscato or decrease materially its services or supplies to Muscato or its usage of the services or products of Muscato, as the case may be. Muscato and the Affiliates have not engaged in any fraudulent conduct with respect to any customer or supplier of Muscato.

        2.25 CERTAIN PAYMENTS. To Muscato's or the Affiliates' knowledge, neither Muscato nor any director, officer, agent, or employee of Muscato or any other person or entity associated with or acting for or on behalf of Muscato, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services: (1) to obtain favorable treatment in securing business; (2) to pay for favorable treatment for business secured; (3) to obtain special concessions or for special concessions already obtained, for or in respect of Muscato or any Affiliate of Muscato; or (4) in violation of any federal, state, local, municipal, foreign or other constitution, ordinance, regulation, statute, treaty, or other law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Muscato.

        2.26 EMPLOYEES AND CONSULTANTS. Schedule 2.26 lists all of Muscato's officers, directors, employees (also stating their position) and consultants, including a list of any employees, officers, directors or consultants of Hillcrest working for Muscato, and any and all compensation, pension or benefit arrangements, whether written or oral, between Muscato and said officers, directors, employees and consultants as of the date of this Agreement. As used in this Section 2.26, the term "compensation" means current annual compensation including bonuses and all other taxable income. None of such officers, directors, employees and consultants has informed Muscato nor do Muscato or the Affiliates have reason to believe that he or she intends to terminate his or her employment or relationship with Muscato during the next 12 months.

        2.27 NOTES AND ACCOUNTS RECEIVABLE . The accounts receivable have not been recorded in excess of their net realizable value on the Financial Statements. Attached hereto as Schedule 2.26 is a list and aging of all accounts receivables and notes of Muscato. All accounts receivable set forth on the Financial Statements or incurred thereafter, up to the Closing Date,
(i) to the knowledge of Muscato or the Affiliates, are and shall be valid obligations of the respective makers thereof, (ii) have and shall have arisen in the Ordinary Course of Business, (iii) to the knowledge of Muscato or the Affiliates, are and shall be fully collectible in the ordinary course of Muscato's business, subject to the reserve for doubtful accounts, and need not be written off as uncollectible.

        2.28 PRODUCT WARRANTY . The technologies or products licensed, sold, leased, and delivered and all services provided by Muscato have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Muscato has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or modification thereof or other damages in connection therewith, other than in the Ordinary Course of Business in an aggregate amount not exceeding $20,000.

        2.29 COMPLETE COPIES OF MATERIALS. Muscato has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Optio or its counsel.

        2.30 HART-SCOTT-RODINO REPRESENTATIONS. The Shareholders, defined for purposes of this section to include their spouses and any minor children, are the only persons who could be considered an Ultimate Optio Entity of Muscato as defined under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). Each of the Shareholders, individually, is not a $10 million person as defined under the HSR Act: none of the Shareholders, individually, has investment assets, voting securities and/or income-producing property, including all of the total assets of Muscato and any other entity a Shareholder controls, that total $10 million or more in value; nor does any of the Shareholders, individually, control entities, including but not limited to Muscato, that generated total revenue of $10 million or more in the last year.

            No other shareholder of Muscato is required to file a Notification and Report Form under Section 801.2(e) of the HSR Act concerning its receipt of a portion of the Cash Payment as consideration to be received in the Transaction.

        2.31 BANK ACCOUNTS. Schedule 2.31 attached lists all of the (a) names of each bank, savings and loan, or other financial institution in which Muscato has an account, including cash contribution accounts, and the account numbers and names of all persons authorized to draw thereon or having access thereto, (b) locations of all lock boxes and safe deposit boxes of Muscato and the names of all persons authorized to draw thereon or having access thereto.

         2.32 AMOUNTS OWING. On or prior to the Closing Date, Muscato has collected or cancelled any amounts loaned or advanced to or receivable from its directors, officers, the Affiliates or affiliates of Muscato, all of which are listed on Schedule 2.32.


         2.33 POWERS OF ATTORNEY. Muscato has no powers of attorney or comparable delegations of authority outstanding in connection with its business.


         2.34 REPRESENTATIONS COMPLETE. Neither any of the representations or warranties made by Muscato in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by Muscato pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF OPTIO

         Optio represents and warrants to Shareholders, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Optio to Muscato dated as of the date hereof and certified by a duly authorized officer of Optio (the "OPTIO SCHEDULE"), as follows:

         3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Optio and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Optio. Each of Optio and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Optio. Each of Optio and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Optio.

         3.2 ARTICLES OF INCORPORATION AND BYLAWS. Optio has previously furnished to Muscato complete and correct copies of its Articles of Incorporation and Bylaws as amended to date (together, the "OPTIO CHARTER DOCUMENTS"). Such Optio Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Optio is not in violation of any of the provisions of Optio Charter Documents, and no subsidiary of Optio is in violation of any of its equivalent organizational documents.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Optio has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Optio and the consummation by Optio of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Optio and no other corporate proceedings on the part of Optio are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Optio and, assuming the due authorization, execution and delivery by Muscato, constitute legal and binding obligations of Optio enforceable against Optio in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         3.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Optio does not, and the performance of this Agreement by Optio shall not, (i) conflict with or violate the Articles of Incorporation, Bylaws or equivalent organizational documents of Optio or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Optio or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Optio's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Optio or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Optio or any of its subsidiaries is a party or by which Optio or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Optio.

                  (b) The execution and delivery of this Agreement by Optio does not, and the performance of this Agreement by Optio shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications,
(x) would not prevent consummation of the Transaction or otherwise prevent Optio from performing its obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Optio.

         3.5 FINANCIAL STATEMENTS. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in each report, schedule, registration statement and definitive proxy statement filed by Optio with the SEC on or after July 1, 1999 was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange
Act) and each fairly presents the
consolidated financial position of Optio and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

         3.6 BROKERS. Optio has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.7 BOARD APPROVAL. The Board of Directors of Optio has, as of the date of this Agreement, approved this Agreement and the transactions contemplated hereby.

         3.8 ABSENCE OF LITIGATION. Except as disclosed in the most recent documents required to be filed by Optio with the SEC, there are no claims, actions, suits or proceedings pending or, to the knowledge of Optio, threatened (or, to the knowledge of Optio, any governmental or regulatory investigation pending or threatened) against Optio or any of its subsidiaries or any properties or rights of Optio or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which if determined against Optio would have a Material Adverse Effect on Optio.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         4.1 PURCHASE PRICE ADJUSTMENTS.

                  (a) Within 90 days following the Closing Date, Optio shall prepare, at its sole expense, a balance sheet of Muscato as of the Closing Date (the "CLOSING BALANCE SHEET"), and related statements of income for the period then ended. The completion of the Closing Balance Sheet shall be conducted in accordance with generally accepted accounting principles. The Closing Balance Sheet shall be used to determine the Net Book Value (as defined below) of Muscato as of the Closing Date. The Cash Payment shall be adjusted downward, on a dollar-for-dollar basis, to the extent that the Net Book Value of Muscato on the Closing Date is less than $1,200,000. For purposes of this Agreement, "NET BOOK VALUE" shall mean the total assets of Muscato, including capitalized software, minus, without duplication, (i) the sums attributable to (a) goodwill,
(b) intangible items such as unamortized debt discount and expense, patents, trade and service marks, copyrights, and research and development expenses, and
(c) all reserves not already deducted from assets, and (ii) total liabilities (total liabilities shall include the amount of all obligations that should in accordance with generally accepted accounting principles be classified as liabilities on the balance sheet of Muscato, including in any event, all indebtedness, contingent or otherwise). Promptly upon completion, Optio shall deliver the Closing Balance Sheet to the Shareholders together with working papers. In the event that Optio and the Shareholders agree in writing as to the Closing Balance Sheet (after any mutually agreed modifications thereto are made), then such Closing Balance Sheet shall be final and binding upon the parties hereto; PROVIDED, HOWEVER, that the determination of whether Optio and the Shareholders agree as to the Closing Balance Sheet shall be made no later than 30 days following the Shareholders' the receipt of the Closing Balance Sheet. In the event that the Shareholders and Optio cannot so agree in writing within 30 days following the Shareholders' the receipt of the Closing Balance Sheet, then any items or issues in dispute shall be resolved in accordance with Section 8.7 below or by an accounting firm mutually agreed upon by the Parties. At the sole discretion of Optio, any amounts owed hereunder may be offset against the Promissory Notes.

                  (b) In addition to, but not in duplication of, the Purchase Price adjustment for the Net Book Value determination, the Purchase Price shall also be adjusted downward (the "ACCOUNTS RECEIVABLE ADJUSTMENT"), dollar-for-dollar to the extent that any accounts receivable of Muscato on the Closing Date are not fully collected within six (6) months after the Closing Date. At the sole discretion of Optio, any amounts owed hereunder may be offset against the Promissory Notes.

         4.2 CONFIDENTIALITY; ACCESS TO INFORMATION.

                  (a) The parties acknowledge that Muscato and Optio have previously executed a letter agreement, dated as of February 17, 2000, and a Confidentiality Agreement, dated February 23, 1999 (collectively, the "CONFIDENTIALITY AGREEMENTS"), the confidentially provisions of which will continue in full force and effect in accordance with their terms.

                  (b) Muscato will afford Optio and Optio's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Closing Date to obtain all information concerning its business as Optio may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section
4.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of Optio to consummate the Transaction.

         4.3 PUBLIC DISCLOSURE. Optio and Muscato will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to this Agreement and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

         4.4 REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article V to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Optio or Muscato or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

         4.5 POST CLOSING COVENANTS; GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VI below).

          4.6 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Closing involving Muscato or (B) arising out of Optio's operation of the business of Muscato following the Closing Date in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VI below).

         4.7 TERMINATION OF 401(k) PLAN. Muscato and its affiliates, as applicable, each agrees to terminate its 401(k) plan immediately prior to Closing, unless Optio, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing Muscato with written notice of such election at least three (3) days before the Closing Date. Unless Optio provides such notice to Muscato, Optio shall receive from Muscato evidence that Muscato's and each Affiliate's (as applicable) 401(k) plan has been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Optio), effective as of the day immediately preceding the Closing Date.

         4.8 TERMINATION OF SEVERANCE PLAN. Muscato and its Affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA immediately prior to Closing. Optio shall receive from Muscato evidence that Muscato's and each Affiliate's (as applicable) plan(s) has been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Optio), effective as of the day immediately preceding the Closing Date.


                                   ARTICLE V
                          CONDITIONS TO THE TRANSACTION

         5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE TRANSACTION. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) NO LITIGATION. There shall not have been issued any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction or limiting or restricting Optio's conduct or operation of the business of Optio after the Transaction, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction which makes the consummation of the Transaction illegal.

         5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE AFFILIATES. The obligation of Muscato and the Affiliates to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Affiliates:


                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Optio contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) for such failures to be true and correct that do not in the aggregate constitute (and are not reasonably likely to have) a Material Adverse Effect on Optio and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Muscato shall have received a certificate with respect to the foregoing signed on behalf of Optio by an authorized officer of Optio.

                  (b) LEGAL OPINION. The Affiliates shall have received a legal opinion from Morris, Manning & Martin, LLP, legal counsel to Optio in the form of EXHIBIT B attached hereto.

                  (c) AGREEMENTS AND COVENANTS. Optio shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Affiliates shall have received a certificate to such effect signed on behalf of Optio by an authorized officer of Optio.

                  (d) TRANSLINK PURCHASE AGREEMENT. On or before the Closing Date, Optio shall have consummated the purchase of the assets of Translink Solutions Corporation pursuant to the terms of the Translink Purchase Agreement.

         5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF OPTIO . The obligation of Optio to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Optio:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Muscato and each Affiliate contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Muscato; provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Optio shall have received a certificate with respect to the foregoing signed on behalf of Muscato by an authorized officer of Muscato.

                  (b) TRANSLINK PURCHASE AGREEMENT. On or before the Closing Date, Optio shall have consummated the purchase of the assets of Translink Solutions Corporation pursuant to the terms of the Translink Purchase Agreement.

                  (c) PAYMENT OF BANK DEBT. Muscato and the Affiliates shall have paid, satisfied and cancelled all debt owing by Muscato to any bank or other financial institution and such bank or other financial institution lien shall have been cancelled. On or before Closing, Muscato shall provide to Optio copies of all UCC-3 Financing Statement termination filing documents in connection with the cancellation of the debt owing by Muscato and the liens filed pursuant to such debt.

                  (d) AMOUNTS OWING. Muscato will have cancelled any amounts loaned or advanced to its directors, officers, the Affiliates or affiliates of Muscato.

                  (e) LEASE PAYMENTS. Muscato shall have paid off all obligations with respect to personal property leased by it and Muscato shall obtain good and merchantable title to all such leased property free and clear of all Liens. On or before Closing, Muscato shall provide to Optio (i) evidence of the cancellation of such obligations with respect to the personal property leased by it, (ii) Bills of Sale relating to such property, and (iii) UCC-3 Financing Statement termination filing documents where necessary.

                  (f) MUSCATO FINANCIAL RESOURCES AND B&N FINANCING & LEASING, INC. RELEASES. Each of Muscato Financial Resources and B&N Financing & Leasing, Inc. (each a "RELATED COMPANY") shall have executed and delivered to Optio a Related Company Release in substantially the form attached hereto as EXHIBIT C, and such Releases shall be in full force and effect.

                  (g) AGREEMENTS AND COVENANTS. Muscato and the Affiliates shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and Optio shall have received a certificate to such effect signed on behalf of Muscato and the Affiliates by the Chief Executive Officer and the Chief Financial Officer of Muscato.

                  (h) NONCOMPETITION AGREEMENTS. The persons set forth on EXHIBIT D-1 hereto shall have entered into Noncompetition Agreements substantially in the form attached hereto as EXHIBIT D-2 and such agreements shall be in full force and effect.

                  (i) CONSENTS. Muscato shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 5.3(i).

                  (j) RESIGNATION OF DIRECTORS. Optio shall have received a written resignation from each of the directors of Muscato, effective as of the Closing Date.

                  (k) LEGAL OPINION. Optio shall have received a legal opinion from Shumaker, Loop & Kendrick, LLP, legal counsel to Muscato, substantially in the form attached hereto as EXHIBIT E.

                  (l) CORPORATE MINUTE BOOKS; SECRETARY'S CERTIFICATE. Muscato shall have delivered the original corporate minute books of Muscato to Optio. The corporate minute books shall contain minutes and consents of all Board of Directors' and shareholders' actions and meetings, cancelled stock certificates of all previously issued, but no longer outstanding, stock certificates of Muscato, a recently issued good standing certificate from the State of Florida and those states in which Muscato is qualified to do business as a foreign corporation, the resignations of all officers and directors of Muscato effective the close of business on the Closing Date, copies of the Articles of Incorporation of Muscato and any amendments thereto certified by the office of the Secretary of State of Florida, the Bylaws of Muscato, and the stock ledger with all issued or previously issued stock certificates accounted for. Each of MA LP and Muscato LP shall have delivered to Optio a recently issued good standing certificate from the State of Nevada and copies of the Articles of Organization of each partnership and any amendments thereto certified by the office of the Secretary of State of Nevada. In addition, Muscato shall have delivered to Optio and its legal counsel a certificate of Muscato's Secretary relating to (i) Muscato's Articles of Incorporation, stating that such articles have not been amended since the date of certification by the Florida Secretary of State, (ii) Muscato's Bylaws, stating that such Bylaws have not been amended from the form presented, (iii) resolutions adopted by Muscato's Board of Directors authorizing and directing the execution and delivery of this Agreement (and the document related hereto) by Muscato, and (iv) the incumbency and genuiness of the signature of each officer of Muscato executing this Agreement and the Documents related hereto.

                  (m) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on Muscato since the date of this Agreement, other than payoffs required by Optio.

                  (n) NEW EMPLOYMENT ARRANGEMENTS. Each of the Principals, shall have entered into employment agreements with Optio or a subsidiary thereof substantially in the forms of EXHIBIT F.

                  (o) STOCKHOLDER'S RELEASE. Each of the Affiliates shall have executed and delivered to Optio an Affiliate's Release in substantially the form attached hereto as EXHIBIT G, and such Releases shall be in full force and effect.

                  (p) BAUGH RELEASE AND CONSULTING AGREEMENT CANCELLATION. Steven Baugh shall have executed and delivered to Optio a General Release and Acknowledgement of Cancellation of Consulting Agreement, and such Release shall be in full force and effect.


                                   ARTICLE VI
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SETOFF

         6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Muscato and the Affiliates contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on June 30, 2002; PROVIDED, HOWEVER, that the representations and warranties of Muscato contained in Section 2.18 and Section
2.20 hereof shall survive for five (5) years from the Closing Date, and those contained in Section 2.3, Section 2.12 and Section 2.17 hereof shall survive until the expiration of the applicable statute of limitations and any extensions thereof. The representations and warranties of Optio contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on June 30, 2002.

         6.2 MUSCATO INDEMNIFICATION.

                  (a) The Affiliates jointly and severally agree to indemnify and hold Optio and its officers, directors and affiliates, including Muscato after the Closing (the "MUSCATO INDEMNIFIED PARTIES"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense relating to such claim, loss, liability, damage, deficiency, cost or expense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred or suffered by the Muscato Indemnified Parties, or any of them (including Muscato after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of Muscato or the Affiliates contained in this Agreement, (ii) any failure by Muscato or the Affiliates to perform or comply with any covenant applicable to it contained in this Agreement, (iii) any adjustment to the Purchase Price pursuant to Section 4.1 hereof in connection with the Net Book Value determination or the Accounts Receivable Adjustment, or (iv) the incurrence by Muscato and/or the Affiliates of third party expenses, including without limitation legal and accounting fees incurred by Muscato and/or the Affiliates in connection with this Agreement and the Transaction. The aggregate indemnification obligation of the Affiliates shall be limited to the Purchase Price, plus any consideration received by the Shareholders pursuant to the terms of the Translink Agreement ("INDEMNIFICATION FUND"). In addition, no Affiliate will be obligated to pay to Optio more than the amount of the Indemnification Fund received by such Affiliate as set forth on Schedule 1.2(a) hereof (and, the purposes of these provisions, the PRO RATA portion of the Indemnification Fund for (i) M. Muscato shall include amounts paid to MA LP and (ii) N. Muscato shall include amounts paid to Muscato LP [for purposes of clarification, Optio may not collect the same amount twice for the same loss from the Shareholder and the Principal thereof]). The Affiliates shall not have any right of contribution from Muscato with respect to any Loss claimed by a Muscato Indemnified Party, including, but not limited to, a claim pursuant to Section 6.2(b) hereof.

                  (b) TAX INDEMNIFICATION AND OTHER TAX MATTERS.

                           (i) Notwithstanding anything to the contrary in the
Agreement, the Affiliates shall, jointly and severally, indemnify, save and hold harmless the Muscato Indemnified Parties from and against any and all damages, losses, costs, claims, expenses and liabilities including without limitation, interest, penalties, reasonable attorneys' fees and expenses, incurred in connection with, arising out of, resulting from or relating to (i) any fact inconsistent with, or any untruth or inaccuracy of, any representation or warranty of Muscato or the Affiliates contained in Section 2.17, (ii) any and all Taxes attributable to Muscato or the assets and/or the business of Muscato
(A) with respect to all periods ending on or prior to the Closing Date and (B) with respect to any period beginning before the Closing and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion shall be referred to herein as the " PRE-CLOSING TAX PERIOD" and the portion of such period after the Closing Date shall be referred to herein as the "POST-CLOSING TAX PERIOD").

                           (ii) For purposes of this Section 6.2(b), Tax or
Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to periods or portions of a period beginning after the Closing Date.

                           (iii) Any Taxes for a period including a Pre-Closing
Period and a Post-Closing Period shall be apportioned between such Pre-Closing Period and such Post-Closing Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the basis of a closing of the books as of the Closing Date.

                           (iv) Without limiting the foregoing provisions of
this Section 6.2(b), the definitions of "Loss" or "Losses" above shall include any claim or right to indemnification pursuant to this Section 6.2(b).

                  (c) INDEMNIFICATION PROCEDURE.

               (i) Promptly after receipt by a Muscato Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such Muscato Indemnified Party shall notify the Shareholders of such complaint or of the commencement of such action or proceeding; PROVIDED, HOWEVER, that failure to so notify the Shareholders shall not relieve the Shareholders from liability for such claims except and only to the extent that such failure to notify the Shareholders results in the forfeiture of, or otherwise prejudices the Shareholder's ability to establish, rights and defenses otherwise available to the Shareholders with respect to such claim. The Shareholders shall have the right, upon written notice to the Muscato Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Muscato Indemnified Party and the payment of the fees and disbursements of such counsel as incurred. If the Shareholders do not elect to assume control of the defense of any such claims, the Shareholders shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that the Shareholders decline or fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Muscato Indemnified Party, in either case in a timely manner, then such Muscato Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Shareholders shall pay the reasonable fees and disbursements of such counsel upon receipt of an invoice; PROVIDED, HOWEVER, that the Shareholders shall not be required to pay the fees and disbursements of more than one counsel for all Muscato Indemnified Parties in any jurisdiction in any single action or proceeding. However, in the event, that an action or proceeding relating to the Muscato Intellectual Property arises after March 31, 2001 in which the Shareholders decline or fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Muscato Indemnified Party in such action or proceeding, in either case in a timely manner, then such Muscato Indemnified Party may employ counsel to represent or defend it, Muscato or the Affiliates in any such action or proceeding relating to the Muscato Intellectual Property and Optio shall pay the fees and disbursements of such counsel if it is determined that there is no liability by Optio, Muscato or the Affiliates to such third party. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the Muscato Indemnified Parties or the Shareholders, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Muscato Indemnified Parties or the Shareholders, as the case may be, shall at all times use reasonable efforts to keep the Shareholders or the Muscato Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action.

               (ii) Notwithstanding anything herein to the contrary (including responsibility for defense of the claim), no Muscato Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from the Shareholders under this Agreement, unless such settlement, compromise or consent includes an unconditional release of the Shareholders from all liability arising out of such claim, otherwise the prior written consent of the Shareholders must be obtained. The Shareholders shall not, without the prior written consent of Optio, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the Muscato Indemnified Parties from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Optio, any of the Muscato Indemnified Parties or any of their respective affiliates.

               (iii) In the event that a Muscato Indemnified Party does claim a right to payment pursuant to this Agreement, such Muscato Indemnified Party shall send written notice of such claim to the Shareholders. Such notice shall specify the basis for such claim. As promptly as possible after the Muscato Indemnified Party has given such notice, such Muscato Indemnified Party and the Shareholders shall establish the merits and amount of such claim (by mutual agreement or arbitration as set forth in Section 8.8 hereof). However, notwithstanding any other provision of this Agreement, Optio shall not be entitled to indemnification hereunder and may not make any claim for a Loss unless and until one or more claims have been made according to this Article VI and the Translink Agreement, and said claims are in excess of $100,000 in the aggregate (the "BASKET AMOUNT"), in which case Optio shall be entitled to recover all Losses in excess of the Basket Amount. Notwithstanding the foregoing, the Basket Amount shall not apply with respect to (i) the Purchase Price adjustment for Net Book Value, if any, to be made in accordance with
Section 4.1(a), (ii) any breaches of representations, warranties or covenants contained in Sections 2.3 (Capitalization) or 2.19 (Brokers) or (iii) legal and accounting fees incurred by Muscato in connection with this Agreement or the transactions contemplated hereby remaining unpaid after the Closing.

               (iv) At Optio's option, it may setoff against the outstanding principal and interest due and payable to the Shareholders under the Promissory Note(s) the payment of any claims due to Optio under this Article VI.

         6.3 OPTIO INDEMNIFICATION.

                  (a) Optio agrees to indemnify (up to the Deferred Payment among) and hold the Shareholders (the "OPTIO INDEMNIFIED PARTIES"), harmless against all Losses incurred or suffered by the Optio Indemnified Parties, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of Optio contained in this Agreement, or (ii) any failure by Optio to perform or comply with any covenant applicable to it contained in this Agreement.

                  (b)  INDEMNIFICATION PROCEDURE.

                      (i) Promptly after receipt by a Optio Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such Optio Indemnified Party shall notify Optio of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify Optio does not relieve Optio from liability for such claim except and only to the extent that such failure to notify Optio results in the forfeiture of, or otherwise prejudices Optio's or any of its affiliates ability to establish rights and defenses otherwise available to Optio or any of its affiliates with respect to such claim. Optio will have the right, upon written notice to Optio Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to Optio Indemnified Party and the payment of the reasonable fees and disbursements of such counsel as incurred. If Optio does not elect to assume control of the defense of any such claims, Optio shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that Optio declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Optio Indemnified Party, in either case in a timely manner, then such Optio Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and Buyer shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that Optio is not required to pay the fees and disbursements of more than one counsel for all Optio Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, Optio Indemnified Parties or Optio, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. Optio Indemnified Parties or Optio, as the case may be, shall at all times use reasonable efforts to keep Optio or Optio Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

                    (ii) No Optio Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from Optio under this Agreement without the prior written consent of Optio, unless such settlement, compromise or consent includes an unconditional release of Optio and its affiliates from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Optio, any of the Optio Indemnified Parties or any of their respective affiliates. Optio shall not, without the prior written consent of each Optio Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of Optio Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any material manner affects, restrains or interferes with the business of Optio Indemnified Parties or any of their respective affiliates.

                    (iii) In the event that an Optio Indemnified Party does claim a right to payment pursuant to this Agreement, such Optio Indemnified Party shall send written notice of such claim to Optio. Such notice shall specify the basis for such claim. As promptly as possible after such Optio Indemnified Party has given such notice, Shareholders and Optio shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five business days of the final determination of the merits and amount of such claim, Optio shall deliver an amount of cash in immediately available funds to such Optio Indemnified Party as appropriate to satisfy and discharge such claim as so determined.

                                  ARTICLE VII
                           FEES, AMENDMENT AND WAIVER

         7.1 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated, with the exception that such legal, accounting and other expenses incurred by Muscato in connection with the Transaction shall be paid by the Shareholders.

         7.2 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Optio, Muscato and the Affiliates.

         7.3 EXTENSION; WAIVER. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

             (a)     if to Optio to:

                           Optio Software, Inc.
                           Windward Plaza
                           Windward Fairways II
                           Alpharetta, GA 30005
                           Attention: Wayne Cape, Chief Executive Officer Telecopy No.: (770) 576-3695
                           with a copy to:

                           Morris, Manning & Martin, L.L.P.
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia  30326
                           Attention:  Neil H. Dickson
                           Telecopy No.:(404) 365-9532

             (b)     if to Muscato to:

                           Muscato Corporation
                           225 S. Westmonte Drive
                           Suite 3000
                           Altamonte Springs, Florida  32714-4218
                           Attention: Michael A. Muscato
                           Telecopy No.:  (407) 774-8794

                           with a copy to:

                           Shumaker Loop and Kendrick, LLP
                           Barnett Plaza, Suite 2800
                           101 East Kennedy Blvd.
                           Tampa, Florida 33602
                           Attention: Gregory C. Yadley
                           Telecopy No.: (813) 229-1660

             (c)     if to Shareholders to:

                           MA Muscato Family Limited Partnership I
                           1161 Lincoln Circle
                           Winter Park, Florida  32789
                           Attention: Michael A. Muscato
                           Telecopy No.: (407) 622-0955

                           Muscato Family Limited Partnership I
                           360 Forest Park Circle
                           Longwood, Florida  32779
                           Attention: Nicholas Muscato

                           Brian Newton
                           328 Needles Trail
                           Longwood, Florida 32779
                           with a copy to:

                           Shumaker Loop and Kendrick, LLP
                           Barnett Plaza, Suite 2800
                           101 East Kennedy Blvd.
                           Tampa, Florida 33602
                           Attention: Gregory C. Yadley
                           Telecopy No.: (813) 229-1660

             (d)     if to Principals to:

                           Michael A. Muscato
                           1161 Lincoln Circle
                           Winter Park, Florida  32789
                           Telecopy No.: (407) 622-0955

                           Nicholas Muscato
                           360 Forest Park Circle
                           Longwood, Florida  32779

                           Brian Newton
                           328 Needles Trail
                           Longwood, Florida 32779

                           with a copy to:

                           Shumaker Loop and Kendrick, LLP
                           Barnett Plaza, Suite 2800
                           101 East Kennedy Blvd.
                           Tampa, Florida 33602
                           Attention: Gregory C. Yadley
                           Telecopy No.: (813) 229-1660

         8.2 INTERPRETATION; DEFINITIONS.

             (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

             (b) For purposes of this Agreement:

                  (i) the term "KNOWLEDGE" means with respect to any corporate party hereto, with respect to any matter in question, knowledge of the executive officers of such party after reasonable inquiry and with respect to any individual parties hereto, actual knowledge;

                  (ii) the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such entity and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that in no event shall a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' in and of itself constitute a Material Adverse Effect;

                  (iii) the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

                  (iv) the term "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a person only if: (A) such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; (B) such action is not required to be authorized by the board of directors of such person (or by any Person or group of persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such person; and (C) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person;

                  (v) the term "AFFILIATE" of a person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person.

         8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Muscato Disclosure Schedule and Optio Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreements shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         8.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.7 GOVERNING LAW; BINDING ARBITRATION.

              (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

              (b) Except as otherwise specifically provided herein, all disputes arising under this Agreement shall be submitted to and settled by arbitration. Arbitration shall be by one (1) arbitrator selected in accordance with the rules of the American Arbitration Association, Fulton County, Georgia ("AAA"), by the AAA. The hearing before the arbitrator shall be held in Fulton County, Georgia and shall be conducted in accordance with the rules existing at the date thereof of the AAA, to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to them under this Agreement. All costs and expense incurred in connection with any such arbitration proceeding and those incurred in any civil action to enforce the same shall be borne by the party against which the decision is rendered.

         8.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.



                                      *****

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                 OPTIO SOFTWARE, INC.

                                 By:          /s/ C. Wayne Cape
                                    -------------------------------------
                                    Its: Chief Executive Officer
                                         --------------------------------


                                 MUSCATO CORPORATION

                                 By:         /s/ Michael Muscato
                                    -------------------------------------
                                    Its: President
                                         --------------------------------


                                 AFFILIATES:


                                 MA MUSCATO FAMILY LIMITED PARTNERSHIP I

                                    By: Michael A. Muscato Family Trust
                                        General Partner of the MA Muscato Family
                                        Limited Partnership I

                                        By:          /s/ Michael Muscato
                                            ------------------------------------
                                            Michael A. Muscato, Trustee

                                    By: Carol D. Muscato Family Trust
                                        General Partner of the MA Muscato Family
                                        Limited Partnership I

                                        By:           /s/ Carol Muscato
                                            ------------------------------------
                                            Carol D. Muscato, Trustee

                STOCK PURCHASE AGREEMENT SIGNATURE PAGE CONTINUED


                                    MUSCATO FAMILY LIMITED PARTNERSHIP I

                                       By: Nicholas J. Muscato Family Trust
                                           General Partner of the Muscato Family
                                           Limited Partnership I

                                           By:        /s/ Nicholas Muscato
                                               ---------------------------------
                                               Nicholas J. Muscato, Trustee

                                       By: Christine A. Muscato Family Trust
                                           General Partner of the Muscato Family
                                           Limited Partnership I

                                           By:       /s/ Christine Muscato
                                               ---------------------------------
                                               Christine A. Muscato, Trustee

                                                    /s/ Brian Newton
                                       -----------------------------------------
                                       Brian Newton

                                                  /s/ Michael Muscato
                                       -----------------------------------------
                                       Michael A. Muscato

                                                 /s/ Nicholas Muscato
                                       -----------------------------------------
                                       Nicholas Muscato